EXHIBIT 21


                              LIST OF SUBSIDIARIES


                             UNITED NATIONAL BANCORP


                              UNITED NATIONAL BANK
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP)

                               UNB CAPITAL TRUST I
                            (WHOLLY-OWNED SUBSIDIARY
                           OF UNITED NATIONAL BANCORP)


                              UNITED NATIONAL BANK

                    UNITED NATIONAL INVESTMENT COMPANY, INC.
                       (FORMERLY UNB INVESTMENT CO., INC.)
                            (WHOLLY-OWNED SUBSIDIARY
                            OF UNITED NATIONAL BANK)

                      UNITED COMMERCIAL CAPITAL GROUP, INC.
                            (WHOLLY-OWNED SUBSIDIARY
                            OF UNITED NATIONAL BANK)

                         UNITED FINANCIAL SERVICES, INC.
                              (UNITED NATIONAL BANK
                         OWNS 50% OF THIS JOINT VENTURE)


                    UNITED NATIONAL INVESTMENT COMPANY, INC.

                       BRIDGEWATER MORTGAGE COMPANY, INC.
                            (WHOLLY-OWNED SUBSIDIARY,
                           EXCEPT FOR PREFERRED STOCK,
                    OF UNITED NATIONAL INVESTMENT CO., INC.)